QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.15

* * * * * * * * * * * * * * * * * * *

LEASE

Sunnyvale Technology Park

* * * * * * * * * * * * * * * * * * *

Between

OMNEON VIDEO NETWORKS, INC.
(Tenant)

and

SQUARE 24 ASSOCIATES
(DBA Square 24 Associates, L.P.)
(Landlord)

LEASE

        THIS LEASE (the "Lease") is dated as of December 2, 2004 (for reference purposes only) between SQUARE 24 ASSOCIATES, a District of Columbia limited partnership (dba Square 24 Associates, L.P.) ("Landlord") and the Tenant as named in the Schedule below. The term "Project" means the five (5) buildings, the land appurtenant thereto ("Land"), and other improvements located thereon commonly known as "Sunnyvale Technology Park", located in Sunnyvale, California. The "Premises" means that portion of the Project leased to Tenant and described in the Schedule and outlined on Exhibit A. The building in which the Premises are located shall be referred to herein as the "Building". The following schedule (the "Schedule") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

SCHEDULE

  1.
  Tenant: OMNEON VIDEO NETW0RKS, INC., a Delaware corporation

  2.
  Premises: 965 Stewart Drive, Sunnyvale, California

  3.
  Intentionally Omitted

  4.
  Rentable Square Footage of the Premises: Approximately 40,900 rentable square feet

  5.
  Tenant's Proportionate Share: 100%

  6.
  Lease Deposit:

    Prepaid Rent: Prepaid Base Rent equal to Twenty-Two Thousand Four Hundred Ninety-Five and No/100 Dollars ($22,495.00), Prepaid Additional Rent equal to Ten Thousand Two Hundred Twenty-Five and No/100 Dollars ($10,225.00), totaling Thirty-Two Thousand Seven Hundred Twenty and No/100 Dollars ($32,720.00)

    Security Deposit: Twenty-Two Thousand Four Hundred Ninety-Five and No/100 Dollars ($22,495.00)

  7.
  Permitted Use: General office, warehouse, laboratory, testing and research and development

  8.
  Tenant's Real Estate Broker for this Lease: None

  9.
  Landlord's Real Estate Broker for this Lease: None

  10.
  Tenant Improvements, if any: See Section 3.A

  11.
  Commencement Date: (See Section 1.A below)

    Target Commencement Date: April 7, 2005

  12.
  Term/Termination Date: The Term of this Lease shall be for three (3) years commencing on the Commencement Date and expiring on the calendar day preceding the third (3rd) anniversary of the Commencement Date (the "Termination Date"); provided, however, that if the Commencement Date shall occur on a date other than the first day of a calendar month, the Termination Date shall be the last day of the calendar month in which the third (3rd) anniversary of the Commencement Date occurs

  13.
  Parking Stalls: One Hundred Sixty-Four (164) unassigned stalls

  14.
  Base Rent:

Period	Monthly Base Rent	Annual Base Rent
Commencement Date to the Termination Date	$22,495.00	$269,940.00

Exhibit A—PLAN OF THE PREMISES
Exhibit B—RULES AND REGULATIONS
Exhibit C—INTENTIONALLY OMITTED
Exhibit D—COMMENCEMENT DATE CONFIRMATION (see Section 1.A)
Exhibit E—ENVIRONMENTAL QUESTIONNAIRE

        1.    LEASE AGREEMENT.    On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

          A.    Commencement Date. The commencement date ("Commencement Date") for this Lease is the later to occur of (1) the Target Commencement Date, or (2) the date on which Landlord tenders possession of the Premises to Tenant; provided, however, that, if Landlord fails to tenders possession of the Premises to Tenant on or before July 7, 2005 (the "Premises Delivery Deadline"), Tenant, as its sole remedy, shall have the right to cancel this Lease by giving written notice of such cancellation to Landlord at any time after the Premises Delivery Deadline and prior to the date Landlord delivers possession of the Premises to Tenant, in which case this Lease shall be cancelled effective thirty (30) days after Landlord's receipt of Tenant's cancellation notice, unless Landlord delivers possession of the Premises to Tenant within said thirty (30) day period. In the event of such cancellation by Tenant, neither party shall have any obligations to the other under this Lease, except for obligations arising before such cancellation. If and only if the Commencement Date is not the Target Commencement Date, then Landlord shall prepare and deliver to Tenant a Commencement Date Confirmation substantially in the form attached hereto as Exhibit D that sets forth both the Commencement Date and Termination Date for this Lease. Tenant shall execute the Commencement Date Confirmation and deliver the executed original of the same to Landlord within three (3) days after Tenant's receipt thereof. Tenant's failure to timely execute and return the Commencement Date Confirmation document to Landlord shall be conclusive evidence of Tenant's agreement with the information as set forth therein. This Lease shall be a binding contractual obligation effective upon execution and delivery hereof by Landlord and Tenant, notwithstanding the later commencement of the Lease Term.

          B.    Termination Date. The termination date ("Termination Date") of this Lease is the date set forth in the Schedule.

        2.    RENT.

          A.    Types of Rent. Tenant shall pay the following Rent in the form of a check to Landlord at the following address:

Square 24 Associates t/a Sunnyvale Technology Park P.O. Box 642937 Pittsburgh, PA 15264-2937
or by wire transfer as follows:
Account Name:	Square 24 Associates t/a Sunnyvale Technology Park
Park Bank Name:	PNC Bank
Transit Number:	043000096
Account Number:	1004339524
Notification:	Lease Administration (Square 24 Associates re Omneon Video Networks, Inc.)
Telephone:	(408) 544-9660

or in such other manner as Landlord may notify Tenant.

            1.     Base Rent in monthly installments in advance, on or before the first day of each month of the Term in the amount set forth on the Schedule; provided, however, that upon

    Tenant's execution and delivery of this Lease to Landlord, Tenant shall pay to Landlord the Prepaid Base Rent set forth in Item 6 of the Schedule, which shall be applied to the first monthly installment of Base Rent payable by Tenant following the Commencement Date, but if the Commencement Date is a day other than the first day of a calendar month, then (a) the Prepaid Base Rent shall be applied to the Base Rent payable by Tenant for the partial month in which the Commencement Date occurs and the next succeeding calendar month and (b) the Prorated First Base Rent Payment (as defined below) shall be payable by Tenant on or before the first full calendar month following the Commencement Date. The "Prorated First Base Rent Payment" means the remaining amount of Base Rent payable by Tenant for the first full calendar month following the Commencement Date, after the Prepaid Base Rent is applied as provided above.

            2.     Operating Cost Share Rent equal to Tenant's Proportionate Share (as set forth in the Schedule) of Operating Costs for the applicable Fiscal Year (as defined in Section 2.C(5) below), paid monthly in advance in an estimated amount. The definition of Operating Costs and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2.B, 2.C and 2.D.

            3.     Tax Share Rent equal to Tenant's Proportionate Share of Taxes for the applicable Fiscal Year, paid monthly in advance in an estimated amount. A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2.B, 2.C and 2.D.

        Notwithstanding the foregoing, upon Tenant's execution and delivery of this Lease to Landlord, Tenant shall pay to Landlord the Prepaid Additional Rent set forth in Item 6 of the Schedule, which shall be applied to the first monthly installment of Operating Cost Share Rent and Tax Share Rent payable by Tenant following the Commencement Date, but if the Commencement Date is a day other than the first day of a calendar month, then (a) the Prepaid Additional Rent shall be applied to the Operating Cost Share Rent and Tax Share Rent payable by Tenant for the partial month in which the Commencement Date occurs and the next succeeding calendar month and (b) the Prorated First Additional Rent Payment (as defined below) shall be payable by Tenant on or before the first full calendar month following the Commencement Date. The "Prorated First Additional Rent Payment" means the remaining amount of Operating Cost Share Rent and Tax Share Rent payable by Tenant for the first full calendar month following the Commencement Date, after the Prepaid Additional Rent is applied as provided above. All prorations under this Section 2.A shall be made on the basis of the actual number of days in the particular month.

        As used in this Lease, the term "Rent" means Base Rent, Operating Cost Share Rent, Tax Share Rent and all other costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease ("Additional Rent"), including any interest for late payment. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind.

          B.    Payment of Operating Cost Share Rent and Tax Share Rent.

            1.     Payment of Estimated Operating Cost Share Rent and Tax Share Rent.

              (a)   Before the Commencement Date and on or before April 1 of each succeeding Fiscal Year, or as soon as reasonably possible thereafter, Landlord shall give Tenant notice of its estimate of the payments to be made pursuant to Sections 2.A(2) and 2.A(3) above for such Fiscal Year. Landlord may revise these estimates by written notice to Tenant whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project, in which event subsequent monthly payments by Tenant for such Fiscal Year shall be based upon such revised estimate.

              (b)   Within ten (10) days after receiving Landlord's notice regarding the original or revised estimate of the monthly payments to be made pursuant to Sections 2.A(2) and

      2.A(3) above for a particular Fiscal Year, Tenant shall pay Landlord an amount equal to the product of such estimated monthly payments (as set forth in Landlord's notice), multiplied by the number of months that have elapsed in the applicable Fiscal Year to the date of such payment including the current month, minus any payments on account thereof previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord the estimated monthly payments as set forth in Landlord's most recent notice, until a new estimate becomes applicable.

            2.     Correction of Operating Cost Share Rent and Tax Share Rent. Within one hundred fifty (150) days after the close of each Fiscal Year or as soon after such 150-day period as practicable, Landlord shall deliver to Tenant a statement of (a) Operating Costs and Taxes for such Fiscal Year, and (b) the payments made by Tenant under Section 2.B(1) above for such Fiscal Year (the "Annual Expense Statement"). If, on the basis of any Annual Expense Statement, Tenant owes an amount that is less than the estimated payments previously made by Tenant for the applicable Fiscal Year, Landlord, at its election, shall either promptly refund the amount of the overpayment to Tenant or, if this Lease is still in effect, credit such excess against Tenant's subsequent obligations to pay Operating Costs and Taxes. If, on the basis of any Annual Expense Statement, Tenant owes an amount that is more than the estimated payments previously made by Tenant for the applicable Fiscal Year, Tenant shall pay the deficiency to Landlord within twenty (20) days after Landlords delivery of such Annual Expense Statement to Tenant. The obligations of Landlord and Tenant under this Section to promptly refund any overpayment or pay any deficiency, as appropriate, shall survive the expiration or earlier termination of this Lease.

          C.    Definitions.

            1.     Included Operating Costs.

              (a)   "Operating Costs" means any expenses, costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the ownership, management, maintenance, operation and repair of the Project or any part thereof, and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including, without limitation, (i) all costs to operate, maintain, repair, replace, supervise, and administer the common areas of the Project, including, without limitation, all costs of resurfacing and restriping the parking areas of the Project; (ii) all costs and expenses paid or incurred by Landlord for insurance on the Project or any part thereof or interest therein, and any deductibles paid under policies of any such insurance; (iii) except for costs which are the sole responsibility of Landlord pursuant to Section 3.C(2) below, all costs paid or incurred by Landlord in connection with the performance of Landlord's obligations under that Section, including without limitation, all costs to maintain, repair and replace the roof coverings of the Building, (iv) the cost of providing those services required to be furnished by Landlord under this Lease, and (v) the cost of all electricity, water, gas, sewers, oil and other utilities (collectively, "Utilities"), including any surcharges imposed, serving the Project or any part thereof (but excluding the cost of Utilities directly billed to Tenant or other tenants in the Project), and any amounts, taxes, charges, surcharges, assessments or impositions levied, assessed or imposed upon the Project or any part thereof, or upon Tenant's use and occupancy thereof, as a result of any rationing of Utilities services or restriction on the use of Utilities affecting the Project or any part thereof. Any Operating Costs that constitute capital expenditures (collectively, "Included Capital Items") shall be amortized by Landlord, with interest, over the estimated useful life of such item and such amortized costs shall be included in Operating Costs only for that portion of the useful life of the Included Capital Item which falls within the Term; provided, however, that if the cost of the Included Capital Item is less than Ten Thousand Dollars ($10,000), then such cost shall be expensed in the year in which it was incurred.

              (b)   If the Project contains more than one building, then Operating Costs shall include (i) all Operating Costs fairly allocable to the Building, and (ii) a proportionate share (based on the gross rentable area of the Building as a percentage of the gross rentable area of all of the buildings in the Project) of all Operating Costs which relate to the Project in general and are not fairly allocable to any one building in the Project. Landlord covenants that in no event shall Landlord allocate more than 100% of the Operating Costs, and further covenants that, in accordance with Section 2.D(4) below, Landlord will make available to Tenant the records of Landlord so demonstrating.

              (c)   If the Project is not fully occupied during any portion of any Fiscal Year, Landlord may adjust (an "Equitable Adjustment") Operating Costs to equal what would have been incurred by Landlord had the Project been fully occupied. This Equitable Adjustment shall apply only to Operating Costs which are variable and therefore increase as occupancy of the Project increases. Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs.

              (d)   If any tenant of the Project contracts directly with Landlord or a third party for any Utilities or services for which Tenant pays Landlord pursuant to Section 2.A(2) above, the total costs of such Utilities or services for the Project shall be "grossed up" to reflect what those costs would have been had such tenant(s) not directly contracted for such Utilities or services.

            2.     Excluded Operating Costs. Operating Costs shall not include:

      (a)
      costs of installing leasehold improvements for tenants or occupants or prospective tenants or occupants of the Project;

      (b)
      interest and principal payments on mortgages or any other debt costs (except as provided in Section 2.C(1) above with regard to Included Capital Items), or rental payments on any ground lease of the Project;

      (c)
      real estate brokers' leasing commissions;

      (d)
      legal fees, space planner fees and advertising expenses incurred with regard to leasing the Project or portions thereof;

      (e)
      any cost or expenditure for which Landlord is reimbursed, by insurance proceeds or otherwise, except by Operating Cost Share Rent;

      (f)
      the cost of any service furnished to any tenant of the Project which Landlord does not make available to Tenant;

      (g)
      depreciation (except on any Included Capital Items);

      (h)
      franchise or income taxes imposed upon Landlord, except to the extent imposed in lieu of all or any part of Taxes;

      (i)
      legal and auditing fees incurred for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to Section 2.B above;

      (j)
      the wages of any employee for services not related directly to the management, maintenance, operation and repair of the Project;

      (k)
      management fees in excess of the greater of (i) three percent (3%) of the annual gross revenues payable under this Lease, or (ii) those charged by landlords of comparable buildings in the vicinity of the Project;

      (l)
      fines, penalties and interest incurred by Landlord for late payment by Landlord or violations of law;

      (m)
      the cost of abatement or removal of Hazardous Substances in, on, or about the Project; provided, however, that (i) the costs of routine monitoring of and testing for Hazardous Substances in, on, or about the Project, and (ii) costs incurred in the cleanup or remediation of de minimis amounts of Hazardous Substances customarily used in office buildings or used to operate motor vehicles and customarily found in parking facilities may be included as Operating Costs; and

      (n)
      the cost of expenditures to correct violations of Governmental Requirements existing in the Project as of the date of this Lease (based on the current interpretation of such Governmental Requirements by applicable governmental authority(ies) as of the date of this Lease).

            3.     Taxes.

              (a)   "Taxes" means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, trade fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all fees and other costs and expenses paid by Landlord in reviewing any Taxes and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful. Taxes shall also include any assessments or fees paid to any business park owners association, or similar entity, which are imposed against the Project pursuant to any Covenants, Conditions and Restrictions ("CC&R's") recorded against the Project and any installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments imposed in connection with any change in ownership or new construction.

              (b)   If the Project contains more than one building, then Taxes shall include (i) all Taxes fairly allocable to the Building, and (ii) a proportionate share (based on the gross rentable area of the Building as a percentage of the gross rentable area of all of the buildings in the Project) of all Taxes which relate to the Project in general and are not fairly allocable to any one building in the Project. Landlord covenants that in no event shall Landlord allocate more than 100% of the Taxes, and further covenants that, in accordance with Section 2.D(4) below, Landlord will make available to Tenant the records of Landlord so demonstrating.

              (c)   For any year, the amount to be included in Taxes (i) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (ii) from all other Taxes, shall, at Landlord's election (provided that the method elected shall be consistent between the Base Year and subsequent Fiscal Years during the Term), be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. If Taxes for any period during the Lease Term are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, and such increase results in Tenant having underpaid Tax Share Rent hereunder, then Tenant shall pay to Landlord, within thirty (30) days after demand, the amount of such underpayment. Similarly, if Taxes for any period during the Lease Term are decreased after payment thereof for any reason, and such decrease results in Tenant having overpaid Tax Share Rent hereunder, then Landlord shall return to Tenant the amount of such overpayment within thirty (30) days after receipt of same. The obligations of Landlord and Tenant under this Section to promptly refund any overpayment or pay any deficiency, as appropriate, shall survive the expiration or earlier termination of this Lease. Taxes shall not include (i) any net income, capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes; (ii) fines, penalties or interest imposed due to Landlord's failure to pay Taxes when due (unless caused by Tenant's failure to timely make the required payments under this Section), or (iii) any tax, levy, assessment, charge or surcharge imposed as a direct result of contamination of the Project by any Hazardous Substances not caused by Tenant or any Tenant Party (as defined in Section 8.B(1) below), as opposed to the imposition of such a charge on a more general basis.

              (d)   Notwithstanding anything to the contrary set forth in this Lease, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto: (i) imposed upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, trade fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than Building-standard improvements made by Landlord, if any, regardless of whether title to such improvements shall be in Tenant or Landlord; (ii) imposed upon or measured by the Base Rent payable hereunder, including, without limitation, any gross income tax or excise tax levied by the city or county in which the Project is located, the federal government or any other governmental body with respect to the receipt of such rental; (iii) imposed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (iv) imposed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

            4.     Lease Year. "Lease Year" means each consecutive twelve month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the calendar month during which the first anniversary of the Commencement Date occurs, and subsequent Lease Years shall be each succeeding twelve month period during the Term following the first Lease Year.

            5.     Fiscal Year. "Fiscal Year" means each calendar year during which any portion of the Term occurs (e.g., the first Fiscal Year shall be the calendar year during which the Commencement Date occurs).

          D.    Computation of Base Rent and Rent Adjustments.

            1.     Prorations. If (a) the Commencement Date is a date other than January 1, (b) the Termination Date is a date other than December 31, (c) this Lease terminates early, or (d) the size of the Premises increases or decreases, then in each such event, the Base Rent, the Operating Cost Share Rent and Tax Share Rent shall be equitably adjusted to reflect such event on a basis determined by Landlord to be consistent with the principles underlying the provisions of this Section 2.

            2.     Interest Rate. Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until paid at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law (the "Interest Rate").

            3.     Rent Adjustment. The square footage of the Premises set forth in the Schedule is conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Premises. If any Operating Cost paid in one Fiscal Year relates to more than one Fiscal Year, Landlord may proportionately allocate such Operating Cost among the related Fiscal Years.

            4.     Books and Records. Landlord shall maintain books and records reflecting the Operating Costs and Taxes in accordance with sound accounting and management practices. Tenant and a certified public accountant employed by a certified public accounting firm and working on a non-contingency fee basis shall have the right to inspect Landlord's records at Landlord's applicable local office or other location designated by Landlord upon at least seventy-two (72) hours' prior notice during normal business hours during the ninety (90) days following Landlord's delivery of the Annual Expense Statement to Tenant. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Project (and in connection with the foregoing, prior to exercising its rights hereunder, Tenant and its agents shall sign a confidentiality agreement acceptable to Landlord). Unless Tenant sends to Landlord any written exception to an Annual Expense Statement within said ninety (90) day period, such Annual Expense Statement shall be deemed final and accepted by Tenant and Tenant waives any other rights pursuant to applicable law to inspect Landlord's books and records and/or to contest the amount Operating Costs and/or Taxes due hereunder. Tenant shall pay the amount shown on any Annual Expense Statement in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord shall cause an independent certified public accountant to issue a final and conclusive resolution of Tenant's exception. Tenant shall pay the cost of such certification unless Landlord's original determination of annual Operating Costs and Taxes overstated the amounts thereof, in the aggregate, by more than five percent (5%).

            5.     Miscellaneous. So long as an Event of Default (as defined in Section 12.A below) exists, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent or Tax Share Rent, either party shall pay the full amount due to the other within fifteen (15) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent and Tax Share Rent, without payment of interest.

            6.     Operating Cost Share Rent and Tax Share Rent Limit. Notwithstanding any provision in this Lease to the contrary, the sum of Operating Cost Share Rent and Tax Share Rent payable by Tenant shall not exceed Ten Thousand Two Hundred Twenty-Five Dollars ($10,225.00) per month, i.e., Twenty-Five Cents ($0.25) per rentable square foot of the Premises; provided, however, that the foregoing limitation shall not apply to costs incurred by Landlord under Section 3.C(2) in repairing damage arising from the acts of Tenant or any Tenant Parties (as defined in Section 8.B(1) below).

        3.    PREPARATION AND CONDITION OF PREMISES; TENANT'S POSSESSION: REPAIRS AND MAINTENANCE.

          A.    Condition of Premises. Landlord is leasing the Premises to Tenant "as is", without any obligation to alter, remodel, improve, repair or decorate any part of the Premises and without any express or implied representations or warranties of any kind, including, without limitation, any representation or warranty regarding the condition of the Premises or the Project or the suitability of any of the foregoing for the conduct of Tenant's business, except that, as of the Commencement Date, the Systems shall be in good working condition.

          B.    Tenant's Possession. Tenants taking possession of any portion of the Premises on or after the Commencement Date shall be conclusive evidence that the Premises were in good order, repair and condition, subject to any latent defects of which Tenant gives Landlord written notice within thirty (30) days after the Commencement Date.

          C.    Repairs and Maintenance.

            1.     Tenant's Obligations. Except to the extent of Landlord's obligations under Section 3.C(2) below, Tenant shall, throughout the Term at its expense, (a) keep and maintain the Premises in good order and condition, and repair and maintain every part thereof, including (i) glass, windows, window frames, window casements (including the repairing, resealing, cleaning and replacing of both interior and exterior windows) and skylights; (ii) interior and exterior doors, door frames and door closers; (iii) interior lighting (including, without limitation, light bulbs and ballasts); (iv) the heating, ventilating, air conditioning ("HVAC"), plumbing, sewer, drainage, electrical, fire protection, elevator, escalator, life safety and security systems and other mechanical, electrical and communications systems and equipment serving the Premises (collectively, the "Systems") and related equipment, including, without limitation, all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors and all other appliances and equipment of every kind and nature located in, upon or otherwise exclusively serving the Premises; (v) all communications systems serving the Premises; (vi) Tenant's signage; (vii) interior demising walls and partitions (including painting and wallcoverings), equipment, floors, and any roll-up doors, ramps and dock equipment, (b) furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises, and (c) keep and maintain in good order and condition, repair and replace all of Tenant's security systems in or about or serving the Premises and, to the extent that Landlord notifies Tenant in writing of its intention to no longer arrange for such monitoring, cause the fire alarm systems serving the Premises to be monitored by a monitoring or protective services firm approved by Landlord in writing. Tenant shall also be responsible for all pest control within the Premises, and for all trash removal and disposal from the Premises. With respect to any HVAC systems and equipment serving the Premises, Tenant shall obtain HVAC systems preventive maintenance contracts with bimonthly or monthly service in accordance with manufacturer recommendations, which shall be subject to the reasonable prior written approval of Landlord and paid for Tenant, and which shall provide for and include replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes and other preventive maintenance, including annual maintenance of duct work, interior unit drains and caulking of sheet metal, and recaulking of jacks and vents on an annual basis. Tenant shall have the benefit of all warranties available to Landlord regarding the HVAC systems. Tenant's repair and maintenance obligations shall be performed under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord; provided, however, that Landlord, at Landlord's option and at Tenant's expense, may perform any obligation of Tenant under this Section (including, without limitation, Tenant's obligation to obtain HVAC systems preventive maintenance contracts). Tenant shall pay to Landlord all costs and expenses incurred by Landlord and required to be paid by Tenant under this Section 3.C(1) within fifteen (15) days after receipt of an invoice therefor.

            2.     Landlord's Obligations. Subject to the provisions of Sections 3.A(1), 9 and 10 hereof, and further subject to Tenant's obligation under Section 2 above to reimburse Landlord, in the form of Additional Rent, for Tenant's Proportionate Share of the cost and expense of the following items, Landlord shall maintain, repair and replace the following items: (a) the roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs resulting from the presence of such additional equipment); and (b) the parking areas of the Project, pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the common areas of the Project. Subject to the provisions of Sections 3.A(1), 9 and 10 hereof, Landlord, at its own cost and expense without possibility of reimbursement as Operating Costs or otherwise, agrees to repair and maintain the structural portions of the roof (specifically excluding the roof coverings), the foundation, the footings, the floor slab, and the load bearing walls and exterior walls of the Building (excluding any glass and any routine maintenance, including, without limitation, any painting, sealing, patching and waterproofing of such walls); provided, however, that subject to the provisions of Section 8.F below, any damage arising from the acts of Tenant or any Tenant Parties shall be repaired by Landlord at Tenant's sole expense, and Tenant shall pay Landlord, on demand, the cost of any such repair. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to any equipment located in the Premises as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the misuse or neglect by Tenant or any Tenant Parties anywhere in the Project, shall constitute Additional Rent payable by Tenant on demand. As a condition precedent to all of Landlord's repair and maintenance obligations under this Lease, Tenant must have notified Landlord of the need of such repairs or maintenance. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and any similar or successor law, statute or ordinance now or hereafter in effect regarding Tenant's right to make repairs and deduct the cost of such repairs from the Rent due under this Lease.

        4.    SERVICES AND UTILITIES.    Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials and services furnished directly to or used by Tenant on or about the Premises during the Term, including, without limitation, (i) meter, use and/or connection fees, hook-up fees, or standby fees, and (ii) penalties for discontinued interrupted service. If any utility service is not separately metered to the Premises, then Tenant shall pay its pro rata share of the cost of such utility service with all others served by the service not separately metered. However, (a) if Landlord reasonably determines that Tenant is using a disproportionate amount of any utility service (whether or not separately metered), then Landlord, at its election, may (1) periodically charge Tenant, as Additional Rent, a sum equal to Landlord's reasonable estimate of the cost of Tenant's excess use of such utility service, and/or (2) install, at Tenant's expense, a separate meter to measure the utility service supplied to the Premises, and (b) if Landlord reasonably determines that Tenant is using a disproportionate share of the electrical capacity available for the Building or Project (i.e., electrical usage in excess of that which would typically be used for general office purposes), then, in addition to the foregoing, Landlord may install, at Tenant's expense, additional equipment to increase the electrical capacity for the Building or Project to offset excess electrical usage by Tenant. Any interruption or cessation of utilities resulting from any causes, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Project, shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof; provided, however, that if (x) an interruption of the Project services prevents Tenant from occupying all or a material portion of the Premises for the Permitted Use for a period of at least five (5) consecutive days and (y) such interruption was caused solely by the negligence or willful misconduct of Landlord, its agents or employees, then monthly Rent shall thereafter be proportionately abated during the period of such interruption. Nothing in this Section 4.F shall limit the parties' rights and obligations under Section 9 hereof, in the event of a casualty affecting the Building or Premises.

        5.    ALTERATIONS AND REPAIRS.

          A.    Landlord's Consent and Conditions.

            1.     Except for Minor Alterations (as defined below), Tenant shall not make any improvements or alterations to the Premises (the "Work") without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent. Tenant shall pay Landlord's standard charge (or, if Landlord does not have a standard charge, then Landlord's actual costs incurred) for review of all of the plans and all other items submitted by Tenant. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) impacts the base structural components of the Building or the Systems, (b) impacts any other tenant's premises, (c) is visible from outside the Premises, or (d) would utilize building materials or equipment which are inconsistent with Landlord's standard building materials and equipment for the Building.

            2.     Landlord's approval shall not be required for Work on the interior of the Premises costing less than Ten Thousand Dollars ($10,000.00) per project ("Minor Alterations"), provided that (a) Landlord would not have the right to reasonably withhold consent to the Work pursuant to clauses (1)(a) through (1)(d) of Section 5.A(1) above; and (b) Tenant provides Landlord with written notice of such Minor Alteration, which shall include a copy of any governmental permits required to complete such Minor Alteration, prior to commencing construction of such Minor Alteration.

            3.     Tenant shall pay for the cost of all Work, including the cost of any and all approvals, permits, fees and other charges which may be required as a condition of performing such Work.

            4.     The following requirements shall apply to all Work:

              (a)   At least seven (7) days before beginning any Work, Tenant shall furnish to Landlord (i) written notice of the expected commencement date of the Work to permit Landlord to post and record a notice of nonresponsibility, (ii) building permits, (iii) certificates of insurance satisfactory to Landlord, and (iv) at Landlord's request with respect to Work in excess of Twenty-Five Thousand Dollars ($25,000.00), security for payment of all costs.

              (b)   Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

              (c)   The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Project, and shall comply with all insurance requirements and all applicable laws, ordinances, regulations or requirements of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect (collectively, "Governmental Requirements").

              (d)   Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

              (e)   Tenant shall perform all Work in compliance with any "Policies, Rules and Procedures for Construction Projects" which may be in effect at the time the Work is performed.

              (f)    All Work shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that (i) Landlord may, in its sole discretion, specify engineers, general contractors, subcontractors, and architects to perform work affecting the Systems; and (ii) if Landlord consents to any Work that requires work to be performed outside the Premises, Landlord may elect to perform such work at Tenant's expense.

              (g)   Tenant shall permit Landlord to supervise all Work, including, without limitation, the right (but not an obligation) to inspect the construction work during the progress thereof, and to require corrections of faulty construction or any material deviation from the plans for such Work as approved by Landlord; provided, however, that no such inspection shall be deemed to create any liability on the part of Landlord, or constitute a representation by Landlord or any person hired to perform such inspection that the work so inspected conforms with such plans or complies with any Governmental Requirements, and no such inspection shall give rise to a waiver of, or estoppel with respect to, Landlord's continuing right at any time or from time to time to require the correction of any faulty work or any material deviation from such plans.

              (h)   Landlord may charge a supervisory fee not to exceed five percent (5%) of labor, material, and all other costs of the Work to compensate Landlord for its review of plans and its management and supervision of the progress of the work.

              (i)    Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation related to the Work, including any other information required under any "Policies, Rules and Procedures for Construction Projects" which may be in effect at the time.

          B.    No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense, within ten (10) business days after Tenant's receipt of Landlord's written notice of such lien, either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) business day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall constitute Additional Rent payable by Tenant on demand.

          C.    Ownership of Improvements. All Work as defined in this Section 5, partitions, hardware, equipment, machinery and all other improvements and all fixtures, except trade fixtures,

  constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord's property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and (ii) shall, at Landlord's option, either (a) be surrendered to Landlord with the Premises at the termination of this Lease or of Tenant's right to possession, or (b) be removed in accordance with Section 14 below (unless Landlord at the time it gives its consent to the performance of such construction expressly waives in writing the right to require such removal).

        6.    USE OF PREMISES.

          A.    Limitation on Use. Tenant shall use the Premises only for the Permitted Use stated in the Schedule and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other tenant or with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste to occur in, on, or about the Project, or allow any offensive noise or odor in or around the Project. At the end of each business day, or more frequently if necessary, Tenant shall deposit all garbage and other trash (excluding any inflammable, explosive and/or hazardous materials) in trash bins or containers approved by Landlord in locations designated by Landlord from time to time. If any governmental authority shall deem the Premises to be a "place of public accommodation" under the Americans with Disabilities Act ("ADA") or any other comparable law as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Premises under such laws.

          B.    Signs. Tenant shall not place on any portion of the Premises any sign, placard, lettering, banner, displays, graphic, decor or other advertising or communicative material which is visible from the exterior of the Premises without Landlord's prior written approval. The material, typeface, graphic format (including color) and proportions of Tenant's signs, as well as the precise location of such signs, shall be subject to Landlord's approval, and any approval required under Governmental Requirements. Any approved signs shall strictly conform to all Governmental Requirements, any CC&R's recorded against the Project, and Landlord's signage standards in effect at the time, and shall be installed and removed at Tenant's expense. Tenant, at its sole expense, shall maintain such signs in good condition and repair during the Term. Prior to the expiration or earlier termination of this Lease, Tenant at its sole cost shall remove all of its exterior signage and repair any and all damage caused to the Building and/or Project (including any fading or discoloration) by such signs and/or the removal of such signs from the Building and/or Project. Landlord shall install the Building-standard sign containing Tenant's name at the entrance to the Premises.

          C.    Parking. Tenant shall have the non-exclusive right to park in the Project's parking facilities in common with other tenants of the Project upon terms and conditions, as may from time to time be established by Landlord. Tenant agrees not to overburden the parking facilities (i.e., use more than the number of unassigned parking stalls indicated on the Schedule) and agrees to cooperate with Landlord and other tenants in the Project in the use of the parking facilities. Landlord reserves the right in its discretion to determine whether the parking facilities are becoming crowded and to allocate and assign parking passes among Tenant and the other tenants in the Project. Landlord shall have the right to charge Tenant the portion that Landlord deems allocable to Tenant of any charges (e.g., fees or taxes) imposed by the Regional Air Quality Control Board or other governmental or quasi-governmental agency in connection with the parking facilities (e.g., in connection with operation or use of the parking facilities). Landlord shall not be liable to

  Tenant, nor shall this Lease be affected, if any parking is impaired by (or if any parking charges are imposed as a result of) any moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body. Tenant's continued right to use the parking spaces is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Section 6.C are provided to Tenant solely for use by Tenant's own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval.

          D.    Prohibition Against Use of Roof and Structure of Building.

            1.     Tenant shall be prohibited from using all or any portion of the roof of the Building or any portion of the structure of the Building during the Term of this Lease (or any extensions thereof) for any purposes without Landlord's prior written consent, which Landlord may withhold in its sole and absolute discretion; provided, however, that Tenant shall have the right to (a) use the roof of the Building for the installation, maintenance and repair of telecommunications equipment relating to Tenant's business in the Premises and (b) access the roof of the Building as may be reasonably necessary to allow Tenant to perform its HVAC and other maintenance obligations hereunder. Landlord has made no representations or promise as to the suitability or effectiveness of any part of the roof for Tenant's proposed use, or as to any Governmental Requirements applicable to Tenant's proposed use.

            2.     Tenant shall submit to Landlord, prior to the installation of any rooftop equipment, plans and specifications therefor, which must include, without limitation, the design, size and features of the rooftop equipment and mounting structure, floor and power load requirements, cabling installations, the means of affixing or mounting the rooftop equipment, and the means of connecting the rooftop equipment to the Building's electrical system and to the Premises. Tenant acknowledges and agrees that Tenant's use of any portion of the roof of the Building shall be subject to Landlord's approval of location, plans and installation pursuant to Section 5 of this Lease and such rules and regulations as Landlord may prescribe, including, without limitation, with regard to (a) the location, size, type and methods of installation of the proposed rooftop equipment, (b) requirements to prevent electrical, electromagnetic, radio frequency or other interference with other telecommunication equipment in, on or about the Project, (c) restrictions on penetration of the roof surface, and (d) removal requirements upon the expiration or earlier termination of this Lease.

            3.     Nothing herein shall limit or restrict Landlord's rights under Section 11.M, or require Landlord to obtain Tenant's consent prior to exercising such rights.

        7.    GOVERNMENTAL REQUIREMENTS AND BUILDING RULES.

          A.    Compliance in Premises. Tenant shall, at its sole cost and expense, (1) comply with all Governmental Requirements; with any occupancy certificate issued for the Premises; and with the provisions of all recorded documents affecting the Premises, insofar as any thereof relates to or affects the condition, use or occupancy of the Premises; and (2) take all proper and necessary action to cause the Premises, including any repairs, replacements, alterations and improvements thereto, to be maintained, constructed, used and occupied in compliance with applicable Governmental Requirements, including any applicable code and ADA requirements, whether or not such requirements are based on Tenant's use of the Premises, and further to assume all responsibility to ensure the Premises' continued compliance with all Governmental Requirements, including applicable code and ADA requirements, throughout the Term. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Section 7.A; provided, however, that, unless necessitated by Tenant's particular use of the Premises or any improvements to or alterations of the Premises made by or on behalf of Tenant, Tenant shall have no obligation to make structural repairs or alterations to the Premises to comply with Governmental Requirements. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

          B.    Compliance in Common Areas. Subject to reimbursement as an Operating Cost as provided in Section 2 above, Landlord shall perform any work required under any applicable Governmental Requirements, including the ADA, to be performed in the common areas of the Project, except that Tenant shall be solely responsible for all such compliance work which is required as a result of Tenant's use or activities or which relate to the initial Tenant Improvements or Tenant's proposed alterations or repairs. With respect to any code compliance work required outside the Premises for which Tenant is responsible hereunder, Landlord shall have the right to perform such work, or require that Tenant perform such work with contractors, subcontractors, engineers and architects approved by Landlord; and if Landlord elects to perform such work outside the Premises, Tenant shall reimburse Landlord for the cost of such work within ten (10) days following receipt of invoices therefor. Landlord makes no representations or warranties regarding whether the Project or the Premises complies with applicable Governmental Requirements as of the date of this Lease. For the avoidance of doubt, Tenant shall not be liable or responsible (legally, financially or otherwise) with respect to any violation of or non-compliance with any Governmental Requirements in the common areas of the Project if such violation or non-compliance existed on the date of this Lease (based on the current interpretation of such Governmental Requirements by applicable governmental authority(ies) as of the date of this Lease).

          C.    Rules and Regulations. Tenant shall also comply with all reasonable rules for the Project which may be established and amended from time to time by Landlord. The present rules and regulations are contained in Exhibit B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and any other tenants in the Project under leases containing rules and regulations similar to this Lease. If Tenant performs alterations or repairs, Tenant shall comply with the provisions of Section 5 of this Lease.

        8.    WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.

          A.    Waiver of Claims. Neither Landlord nor the other Indemnitees (as defined below) shall be liable to Tenant or to any Tenant Parties (as defined below), and Tenant waives all claims against Landlord and such other Indemnitees, for any injury to or death of any person or for loss of use of or damage to or destruction of property in or about the Premises or Project by or from any cause whatsoever, including without limitation, earthquake or earth movement, gas, fire, oil, electricity or leakage from the roof, walls, basement or other portion of the Premises or Project, except only, with respect to any Indemnitee, to the extent such injury, death or damage is caused by the gross negligence or willful misconduct of such Indemnitee or except to the extent such limitation on liability is prohibited by law. The provisions of this Section 8.A shall survive the expiration or earlier termination of this Lease until all claims within the scope of this Section 8.A are fully, finally, and absolutely barred by the applicable statutes of limitations.

          B.    Indemnification.

            1.     Tenant shall indemnify, protect, defend (by counsel reasonably satisfactory to Landlord) and hold harmless Landlord and its officers, directors, employees and agents (each, an "Indemnitee" and collectively, the "Indemnitees"), and each of them, against any and all obligations, losses, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, suits, orders or judgments), causes of action, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys' and consultants' fees and expenses, except to the extent Section 25.Z below would apply) (collectively, "Claims") arising from any of the following, including, but not limited to, Claims brought by or on behalf of employees of Tenant, with respect to which Tenant waives, for the benefit of the Indemnitees, any immunity to which Tenant may be entitled under any worker's compensation laws: (a) any cause in, on or about the Premises, (b) any act or omission or negligence of Tenant or any person or entity claiming by or through Tenant (including any assignee or subtenant), or any of their respective members, partners, employees, contractors, agents, customers, visitors, licensees or other persons in or about the Project by reason of Tenant's occupancy of the Premises (each a "Tenant Party" and, collectively, "Tenant Parties"), or (c) Tenant's breach of its obligations under this Lease, either prior to, during, or after the expiration of the Lease Term; provided, however, that, with respect to any Indemnitee, Tenant's obligations under this Section shall be inapplicable to the extent such Claims arise from the gross negligence or willful misconduct of such Indemnitee, or to the extent such obligations are prohibited by applicable law.

            2.     Tenant's duty to defend Landlord and the other Indemnitees under this Section 8.B is separate and independent of Tenant's duty to indemnify the Indemnitees. The duty to defend includes claims for which the Indemnitees may be liable without fault or strictly liable. The duty to defend applies regardless of whether the issues of negligence, liability, fault, default, or other obligation on the part of Tenant Parties have been determined. The duty to defend applies immediately, regardless of whether any Indemnitees have paid any sums or incurred any detriment arising out of or relating (directly or indirectly) to any Claims. The parties expressly intend that Indemnitees shall be entitled to obtain summary adjudication or summary judgment regarding Tenant's duty to defend the Indemnitees at any stage of any claim or suit within the scope of this Section.

            3.     Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease until all Claims within the scope of this Section 8.B are fully, finally, and absolutely barred by the applicable statutes of limitations.

          C.    Tenant's Insurance. Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

            1.     Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, and (c) limits of not less than Five Million Dollars ($5,000,000) combined single limit per occurrence, not less than Five Million Dollars ($5,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000).

            2.     Property Insurance against "All Risks" of physical loss covering the replacement cost of all leasehold improvements, trade fixtures and personal property in the Premises and business interruption.

            3.     Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

Each Accident:	$500,000
Disease—Policy Limit:	$500,000
Disease—Each Employee:	$500,000

        Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent, mortgagee and ground lessor shall be named as additional insureds under the insurance required of the Tenant in Section 8.C(1). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's approval, and any such company shall be licensed to do business in the State of California. Such insurance companies shall have an A.M. Best rating of A VI or better.

            4.     Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

              (a)   Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

              (b)   Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

Each Accident:	$500,000
Disease—Policy Limit:	$500,000
Disease—Each Employee:	$500,000

        Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents. Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

          D.    Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

          E.    Landlord's Insurance. Subject to reimbursement as an Operating Cost in accordance with the provisions of Section 2 hereof, Landlord shall procure and maintain in effect throughout the Term of this Lease commercial general liability insurance, property insurance and/or such other types of insurance as Landlord reasonably deems necessary or advisable to carry. Such coverages shall be in such amounts, from such companies and on such other terms and conditions as Landlord may from time to time reasonably determine, and Landlord shall have the right, but not the obligation, to change, cancel, decrease or increase any insurance coverages in respect of the Building, add additional forms of insurance as Landlord shall deem reasonably necessary, and/or obtain umbrella or other policies covering both the Building and other assets owned by or associated with Landlord or its affiliates, in which event the cost thereof shall be equitably allocated.

          F.     Waiver of Subrogation. Landlord and Tenant hereby waive and release any and all rights of recovery against the other party, including officers, employees, agents and authorized representatives (whether in contract or tort) of such other party, that arise or result from any and all loss of or damage to any property of the waiving party located within or constituting part of the Building to the extent of amounts payable under a standard ISO Commercial Property insurance policy, or such additional property coverage as the waiving party may carry (with a commercially reasonable deductible), whether or not the party suffering the loss or damage actually carries any insurance, recovers under any insurance or self-insures the loss or damage. Each party shall have their property insurance policies issued in such form as to waive any right of subrogation as might otherwise exist. This mutual waiver is in addition to any other waiver or release contained in this Lease.

        9.    FIRE AND OTHER CASUALTY.

          A.    Termination. If a fire or other casualty causes damage to the Building, and sufficient insurance proceeds will be available to Landlord to cover the cost of any restoration to the Building, Landlord shall engage a registered architect to estimate, within one (1) month of the casualty, to both Landlord and Tenant the amount of time needed to restore the Building to tenantability, using standard working methods without the payment of overtime and other premiums. If the time needed exceeds six (6) months from the beginning of the restoration, or two (2) months therefrom if the restoration would begin wring the last twelve (12) months of the Lease, then either Landlord or Tenant may terminate this Lease by notice to the other party within ten (10) days after the notifying party's receipt of the architect's estimate. If sufficient insurance proceeds will not be available to Landlord to cover the cost of any restoration to the Building, Landlord may terminate this Lease by written notice to Tenant. Any termination pursuant to this Section 9.A shall be effective thirty (30) days from the date of such termination notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the Premises which has been rendered untenantable as a result of the casualty (except to the extent that (1) the casualty was caused by the negligence or intentional misconduct of Tenant, its agents, employees, contractors, subtenants or assignees, or (2) Landlord does not receive insurance proceeds sufficient to cover the rent interruption during such period).

          B.    Restoration. If a casualty causes damage to the Building but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Premises to substantially its prior condition, except for modifications required by then applicable Governmental Requirements; provided, however, that, within ten (10) days following notice to Tenant from Landlord, Tenant shall irrevocably and unconditionally assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 8.C(2) above which pertain to the repair and restoration of the leasehold improvements in the Premises, including any leasehold improvements performed by or on behalf of Tenant pursuant to Section 5 above; and provided further, that if the cost of repair and restoration by Landlord of the leasehold improvements in the Premises exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repair and restoration shall be promptly paid by Tenant to Landlord, but in any event prior to Landlord's commencement of repair of the damage. Notwithstanding the foregoing, Landlord shall have no obligation with respect to, and if Landlord elects or is required to perform any restoration hereunder, Tenant shall be responsible for and shall, repair and replace at its sole cost all of Tenant's equipment, furniture, trade fixtures and other personal property in the Premises, including, without limitation, any telecommunications wires, cables and related devices located in or serving the Premises. Rent shall be abated on a per diem basis from the date of the damage until returned to Tenant in tenantable condition, except to the extent that (1) the casualty was caused by the negligence or intentional misconduct of Tenant, its agents, employees, contractors, subtenants or assignees, (2) Landlord is delayed in completing the repair or restoration as a result of any act, omission, neglect or failure of Tenant or any of Tenant's agents, employees, contractors or subcontractors, or (3) Landlord does not receive insurance proceeds sufficient to cover the rent interruption during such period. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's personal property and trade fixtures or any inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

        10.    EMINENT DOMAIN.    If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award. All obligations accrued to the date of the taking shall be performed by the party liable to perform said obligations, as set forth herein. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.

        11.    RIGHTS RESERVED TO LANDLORD.

        Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to Tenant of any kind:

          A.    Name. To change the name of the Project, or the street address of the Building.

          B.    Signs. To install, modify and/or maintain any signs on the exterior and in the interior of the Building or on the Project, and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the common areas or the exterior of the Building.

          C.    Window Treatments. To approve, at its discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area.

          D.    Keys. To retain and use at any time passkeys to enter the Premises or any door within the Premises. Tenant shall not alter or add any lock or bolt.

          E.    Access. To have access to the Premises with twenty-four hours' prior notice (except in the case of an emergency, in which case Landlord shall have the right to immediate access) to inspect the Premises, to post notices of non-responsibility in connection with any Work, to make repairs, alterations, additions or improvements to the Premises or Building, and to perform any other obligations of Landlord hereunder, all without abatement of Rent.

          F.     Preparation for Reoccupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

          G.    Heavy Articles. To approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

          H.    Show Premises. To show the Premises to prospective purchasers, tenants, brokers, lenders, mortgagees, investors, rating agencies or others at any reasonable time, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant's use of the Premises.

          I.     Intentionally omitted.

          J.     Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within a reasonable time after such receipt or collection a check equal to the amount sent by Tenant.

          K.    Repairs and Alterations. To make repairs or alterations to the Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, or to open any ceiling in the Premises. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way.

          L.    Building Services. To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

          M.   Use of Roof. To install, operate, maintain and repair any satellite dish, antennae, equipment, or other facility on the roof of the Building or to, use the roof of the Building in any other manner, or to allow any entity selected by Landlord to undertake the foregoing, provided that such installation, operation, maintenance, repair or use does not unreasonably interfere with Tenant's use of the Premises.

          N.    Other Actions. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building and the Project.

        12.    EVENTS OF DEFAULT.

          A.    Tenant's Default. The occurrence of any one or more of the following events (each, an "Event of Default") shall constitute a breach of this Lease by Tenant:

            1.     Rent Default. Tenant fails to pay any Rent when due, and such failure continues for a period of three (3) business days after Tenant's receipt (or deemed receipt pursuant to Section 22 below) of Landlord's written notice that such Rent is overdue;

            2.     Assignment/Sublease or Hazardous Substances Default. Tenant defaults in its obligations under Section 16 (Subordination), Section 17 (Assignment and Sublease), Section 19 (Estoppel Certificate) or Section 28 (Hazardous Substances);

            3.     Other Performance Default. Tenant fails to perform any other obligation to Landlord under this Lease, and such failure continues for twenty (20) days after written notice from

    Landlord or Landlord's agent, except that if Tenant begins to cure its failure within the twenty (20) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the twenty (20) day period shall be extended to sixty (60) days, or such lesser period as is reasonably necessary to complete the cure;

            4.     Credit Default. One of the following credit defaults occurs:

              (a)   Tenant (or any guarantor of Tenant's obligations hereunder) commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant (or the guarantor) or for any substantial part of its property, or any such proceeding is commenced against Tenant (or the guarantor) and either remains undismissed for a period of thirty (30) days or results in the entry of an order for relief against Tenant (or the guarantor) which is not fully stayed within seven (7) days after entry;

              (b)   Tenant (or any guarantor of Tenant's obligations hereunder) becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

              (c)   Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest which is not released within thirty (30) days.

            5.     Vacation or Abandonment Default. Tenant vacates or abandons the Premises.

          Tenant acknowledges and agrees that, notwithstanding the foregoing provisions of this Section 12, Tenant shall be in default for purposes of Section 1161 of the California Code of Civil Procedure immediately following Tenant's failure to perform or comply with any covenants, agreements, terms or conditions of this Lease to be performed or observed by Tenant, including, without limitation, Tenant's failure to pay Rent when due, and that any notices required to be given by Landlord under this Section 12 shall, in each case, be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure, and shall be deemed to satisfy the requirement, if any, that notice be given pursuant to such section.

          B.    Landlord Defaults. Landlord shall be in default hereunder if Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform. Except as expressly provided in this Lease or except in the case of constructive eviction (as evidenced by a final judgment by a court of competent jurisdiction), in no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant's remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, Tenant will give notice and a reasonable time to cure any default by Landlord to any holder of a mortgage or deed of trust encumbering Landlord's interest in the Project of which Tenant has been given notice. Notwithstanding anything contained herein to the contrary, Landlord shall not be in default under this Lease to the extent Landlord is unable to perform any of its obligations on account of any prevention, delay, stoppage due to strikes, lockouts, inclement weather, labor disputes, inability to obtain labor, materials, fuels, energy or reasonable substitutes therefor, governmental restrictions, regulations, controls, actions or inaction, civil commotion, fire or other acts of god, national emergency, acts of war or terrorism or any other cause of any kind beyond the reasonable control of Landlord (except financial inability).

        13.    LANDLORD REMEDIES.    UPON ANY EVENT OF DEFAULT BY TENANT, LANDLORD SHALL HAVE THE FOLLOWING REMEDIES, IN ADDITION TO ALL OTHER RIGHTS AND REMEDIES PROVIDED BY LAW OR OTHERWISE PROVIDED IN THIS LEASE, TO WHICH LANDLORD MAY RESORT CUMULATIVELY OR IN THE ALTERNATIVE:

          A.    Termination of Lease. Landlord may elect by notice to Tenant to terminate this Lease, in which event, Tenant shall immediately vacate the Premises and deliver possession to Landlord.

          B.    Civil Code Section 1951.4 Remedy. Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have all of its rights and remedies, including the right, pursuant to California Civil Code Section 1951.4, to recover all rent as it becomes due under this Lease, if Tenant has the right to sublet or assign, subject only to reasonable limitations. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant.

          C.    Lease Termination Damages. If Landlord elects to terminate this Lease, then this Lease shall terminate on the date for termination set forth in such notice. Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. On termination, Landlord has the right to recover from Tenant as damages:

            1.     The worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

            2.     The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

            3.     The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

            4.     Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

            5.     At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

        The "worth at the time of award" of the amounts referred to in Sections 13.C(1) and 13.C(2) is computed by allowing interest at the Interest Rate on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Section 13.C(3) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179,

or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any Event of Default by Tenant hereunder.

          D.    Landlord's Remedies Cumulative. All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity, including, without limitation, the remedy described in California Civil Code Section 1951.4 (pursuant to which Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due if Tenant has the right to sublet or assign the Lease, subject to reasonable limitations). Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. The possession of Tenant's funds, negotiation of Tenant's negotiable instruments, or acceptance of Tenant's payment by Landlord or its agents shall not constitute a waiver of any breach by Tenant, and if such possession, negotiation or acceptance occurs after Landlord's notice to Tenant, or termination of this Lease or of Tenant's right to possession, such possession, negotiation or acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the Interest Rate until paid.

          E.    WAIVER OF TRIAL BY JURY. EACH PARTY WAIVES TRIAL BY JURY IF ANY LEGAL PROCEEDING IS BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN CALIFORNIA, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM. THE PROVISIONS OF THIS SECTION 13.E SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

        14.    SURRENDER.    Upon the expiration or earlier termination of this Lease for any reason, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, normal wear and tear and damage by fire or other casualty excepted, with all interior walls repaired and repainted if marked or damaged, all carpets shampooed and cleaned, all broken, marred or nonconforming acoustical ceiling tiles replaced, all windows washed, the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulbs or ballasts, the HVAC equipment serviced and repaired by a reputable and licensed service firm acceptable to Landlord, and all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall remove from the Premises and the Project all of Tenant's trade fixtures, furniture, moveable equipment and other personal property, and any Work which Landlord elects to be removed pursuant to Section 5.D, and shall restore the Premises to its condition prior to their installation, including, without limitation, repairing all damage caused by the installation or removal of any of the foregoing items. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election: (a) conveyed such property to Landlord without compensation or (b) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects to consider such property abandoned, Tenant shall be liable to Landlord for the costs of (i) removal of any such Work or personal property, (ii) storage, transportation, and disposition of the same, and (iii) repair and restoration of the Premises, together with interest thereon at the Interest Rate from the date of expenditure by Landlord. In addition, if the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all loss or liability, including reasonable attorneys' fees and costs, resulting from delay by Tenant in so surrendering the Premises.

        15.    HOLDOVER.    Tenant shall have no right to holdover possession of the Premises after the expiration or termination of this Lease without Landlord's prior written consent which Landlord may withhold in its sole and absolute discretion. If, however, Tenant retains possession of any part of the Premises after the Term, Tenant shall become a tenant at sufferance only, for the entire Premises upon all of the terms of this Lease as might be applicable to such tenancy, except that Tenant shall pay all of the Base Rent, Operating Cost Share Rent and Tax Share Rent at double the rate in effect immediately prior to such holdover (without regard to any abatements of Rent on account of casualty or otherwise), computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also protect, defend, indemnify and hold Landlord harmless from and against all Claims resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

        16.    SUBORDINATION TO GROUND LEASES AND MORTGAGES.

          A.    Subordination. This Lease shall be subordinate to any present or future ground lease or mortgage (each a "Superior Interest") respecting the Project, and any amendments to such Superior Interest, at the election of the ground lessor or mortgagee as the case may be (each a "Holder"), effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or such Holder, Tenant shall within ten (10) days after the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination. Any mortgagee has the right, at its sole option, to subordinate its mortgage to the terms of this Lease, without notice to, nor the consent of, Tenant. With respect to any Superior Interest to which this Lease is now or shall hereafter become subordinate, Landlord shall use commercially reasonable efforts to obtain from the Holder of such Superior Interest, for the benefit of Tenant, a non-disturbance agreement, in the customary form of such Holder, providing generally that as long as Tenant is not in default under this Lease, this Lease will not be terminated if such Holder acquires title to the Building or Project by reason of foreclosure proceedings, acceptance of a deed in lieu of foreclosure, or termination of the leasehold interest of Landlord, provided that Tenant attorns to such Holder in accordance with its requirements. Except for making such commercially reasonable efforts, Landlord will be under no duty or obligation hereunder with respect to any Superior Interest, nor will the failure or refusal of the Holder of any Superior Interest to grant a non-disturbance agreement render Landlord liable to Tenant, or affect this Lease, in any manner.

          B.    Termination of Ground Lease or Foreclosure of Mortgage. If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) days after the request any document furnished by the requesting party to evidence Tenant's agreement to attorn.

          C.    Security Deposit. Any ground lessor or mortgagee shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit, if any, is received by such ground lessor or mortgagee.

          D.    Notice and Right to Cure. Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee, identified in any notice from Landlord to Tenant, a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

          E.    Definitions. As used in this Section 16, "mortgage" shall include "trust deed" and "deed of trust"; "mortgagee" shall include "trustee", "beneficiary" and the mortgagee of any ground lessee; and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

        17.    ASSIGNMENT AND SUBLEASE.

          A.    In General. Tenant shall not, without Landlord's prior written consent, in each case: (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) sublet any part of the Premises, or (iii) permit anyone other than Tenant and its employees to occupy any part of the Premises (all of the foregoing are hereinafter sometimes referred to individually as a "Transfer", and collectively as "Transfers", any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee", and any person by whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferor"). Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any Transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent Transfer. Tenant shall pay all of Landlord's attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in considering any proposed Transfer. Any Transfer without Landlord's prior written consent shall be void. If Tenant shall assign this Lease or sublet or otherwise Transfer the Premises, or any portion thereof, to any party other than a Permitted Transferee (as defined below), any rights of Tenant to renew this Lease, to extend the Term or to lease additional space in the Project shall be extinguished thereby and will not be transferred to the Transferee, all such rights being personal to the Tenant named herein. In addition, Tenant shall not, without Landlord's prior written consent, which Landlord may withhold in its sole discretion, mortgage, pledge or encumber this Lease, the term or estate hereby granted or any interest hereunder.

          B.    Landlord's Consent. Landlord will not unreasonably withhold its consent to any proposed Transfer. It shall be reasonable for Landlord to withhold its consent to any Transfer if (i) an Event of Default exists under this Lease, (ii) the proposed Transferee is a tenant in the Project or an affiliate of such a tenant or a party that Landlord has identified as a prospective tenant in the Project or in another project owned by Landlord in the vicinity of the Project, (iii) the financial responsibility, nature of business, and character of the proposed Transferee are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the Transferee intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Project or are in violation of the terms of this Lease or any other leases in the Project, (v) the proposed Transferee is a government entity, (vi) the nature of the proposed Transferee's business is inconsistent with the nature of the Building as a first-class office building, (vii) the proposed effective rent under the sublease or other Transfer is less than eighty-five percent (85%) of the effective rent then being quoted by Landlord for comparable space in the Project for a comparable term, calculated using a present value analysis; provided, however, that if no comparable space in the Project is available for lease for a comparable term at the time of the proposed Transfer, then the foregoing restriction on the proposed effective rent under the sublease or other Transfer shall be inapplicable. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

          C.    Procedure. Tenant shall notify Landlord of any proposed Transfer at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed Transferee, its corporate affiliates in the case of a corporation and its partners in the case of a partnership, a description of the portion of the Premises that is subject to the Transfer (the "Transfer Premises"), a calculation of the Transfer Premium (as defined in Section 17.F below) payable in connection with the Transfer, an executed copy of the proposed Transfer agreement, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed Transferee (including, without limitation, the most recent financial statements for the proposed Transferee). As a condition to the effectiveness of any assignment of this Lease, the assignee shall execute and deliver to Landlord, at least fifteen (15) days prior to the effective date of the assignment, Landlord's standard form of Consent to Assignment, providing for, among other things, an assumption of all of the obligations of Tenant under this Lease. As a condition to the effectiveness of any other Transfer, Transferee shall execute and deliver to Landlord, at least fifteen (15) days prior to the effective date of such Transfer, Landlord's standard consent form, providing, among other things, (1) an assumption of all of the obligations of Tenant under this Lease to the extent applicable to the Transfer Premises (excluding the payment of Rent), and (2) the Transferee's agreement that any such Transfer shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any such Transfer, Landlord shall have the right to: (a) treat such Transfer as cancelled and repossess the Transfer Premises by any lawful means, or (b) require that the Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall default and fail to cure within the time permitted for cure under Section 12 above, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured.

          D.    Change of Management or Ownership. Any transfer of the direct or indirect power to affect the management or policies of Tenant or direct or indirect change in 50% or more of the ownership interest in Tenant shall constitute an assignment of this Lease.

          E.    Permitted Transfers. Notwithstanding Section 17.A or Section 17.D above, provided an Event of Default does not then exist hereunder, Tenant may assign this Lease or sublet any portion of the Premises (hereinafter collectively referred to as a "Permitted Transfer") to (i) a parent or subsidiary of Tenant, or an entity under common control with Tenant, (ii) any successor entity to Tenant by way of merger, consolidation or other non-bankruptcy corporate reorganization, or (iii) an entity which acquires all or substantially all of Tenant's assets (collectively, "Permitted Transferees", and, individually, a "Permitted Transferee"); provided that (1) at least ten (10) business days prior to the Transfer, Tenant notifies Landlord of such Transfer, and supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or Permitted Transferee, including, but not limited to, copies of the sublease or instrument of assignment and copies of documents establishing to the reasonable satisfaction of Landlord that the transaction in question is one permitted under this Section 17.E, (2) at least ten (10) business days prior to the Transfer, Tenant furnishes Landlord with a written document executed by the proposed Permitted Transferee in which, in the case of an assignment, such entity assumes all of Tenant's obligations under this Lease with respect to the Transfer Premises, and, in the case of a sublease, such entity agrees to sublease the Transfer Premises subject to this Lease, (3) in the case of a Transfer pursuant to clause (ii) above, the successor entity must have a net worth (computed after the corporate reorganization and in accordance with generally accepted accounting principles, except that intangible assets such as goodwill, patents, copyrights, and trademarks shall be excluded in the calculation ("Net Worth") at the time of the Transfer that is at least equal to the Net Worth of Tenant immediately prior to such Transfer, and (4) any such proposed Transfer is made for a good faith operating business purpose and not, whether in a single transaction or in a series of transactions, be entered into as a subterfuge to evade the obligations and restrictions relating to Transfers set forth in this Section 17.

          F.     Transfer Premium.

            1.     If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Landlord shall be entitled to receive, as Additional Rent hereunder, fifty percent (50%) of any Transfer Premium derived from such Transfer. As used herein, the term "Transfer Premium" means (i)(A) in the case of an assignment, any consideration (including, without limitation, payment for leasehold improvements) paid by the assignee on account of such assignment, and (B) in the case of any other Transfer, all rent, additional rent or other consideration paid by the Transferee to the Transferor pursuant to such Transfer in excess of the base rent and additional rent payable by such Transferor during the term of the Transfer on a per rentable square foot basis, minus (ii) any brokerage commissions (not to exceed commissions typically paid in the market at the time of such subletting or assignment) and reasonable attorneys' fees paid by Transferor in connection with the Transfer ("Recoverable Expenses"), unless the deduction of such Recoverable Expenses is waived by Transferor pursuant to Section 17.F(2) below. For purposes of calculating the Transfer Premium in connection with a sublease, the Recoverable Expenses shall be deducted, on an amortized basis, without interest, over the term of the sublease. Payment of the portion of the Transfer Premium due Landlord hereunder shall be a joint and several obligation of Tenant and the Transferee, and shall be made to Landlord as follows: (1) in the case of an assignment, the Transferor shall pay the portion of the Transfer Premium due to Landlord within ten (10) days after the Transferor receives the consideration described in clause (i)(A) above; and (2) in the case of any other Transfer, on the first day of each month during the term of the Transfer, the Transferee shall pay directly to Landlord fifty percent (50%) of the amount by which the rent, additional rent or other consideration due from the Transferee for such month exceeds (x) the base rent and additional rent payable by the applicable Transferor for said month which is allocable to the Transfer Premises, plus (y) the amortized amount of Recoverable Expenses allocated to such month, unless such Recoverable Expenses are waived by Transferor pursuant to Section 17.F(2).

            2.     Within sixty (60) days after the effective date of any Transfer, Transferor shall provide Landlord a written statement, together with reasonably detailed invoices therefor, certifying the total amount of Recoverable Expenses in connection with any Transfer and Tenant's calculation of the Transfer Premium. If Transferor fails to provide such statement and invoices to Landlord within the sixty (60) day period, Transferor shall be deemed to have waived the deduction of Recoverable Expenses in determining the Transfer Premium. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant, and any other Transferor, relating to a Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found to be understated, Tenant shall, within ten (10) days after demand, pay the deficiency; and, if understated by more than two percent (2%), Tenant shall pay Landlord's costs of such audit.

          G.    Recapture. In the case of a proposed assignment, sublease or other Transfer, Landlord may terminate this Lease as to the Transfer Premises by giving Tenant written notice (the "Recapture Notice") within thirty (30) days after Landlord's receipt of the proposed fully executed Transfer agreement submitted by Tenant for Landlord's consent; provided, however, that Tenant shall have the right to withdraw its request for consent to a proposed Transfer by giving Landlord written notice of such withdrawal within ten (10) days after Tenant's receipt of Landlord's notice of recapture, whereupon this Lease shall remain in effect and Landlord's election to recapture shall be void and of no effect. Subject to Tenant's right to rescind its Transfer request, such termination by Landlord shall be effective as of the termination date set forth in Landlord's Recapture Notice, and all obligations of Landlord and Tenant under this Lease as to such terminated space shall expire as of such termination date, except those that expressly survive any termination of this Lease. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.

          H.    Tenant Remedies. Notwithstanding anything to the contrary in this Lease, if Tenant claims that Landlord has unreasonably withheld or delayed its consent under this Section 17 or otherwise has breached or acted unreasonably under this Section 17, Tenant's sole remedy shall be declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right provided under California Civil Code Section 1995.310 or other applicable laws to terminate this Lease.

        18.    CONVEYANCE BY LANDLORD.    If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released from any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. This Lease shall not be affected by any such transfer.

        19.    ESTOPPEL CERTIFICATE.    Each party shall, within ten (10) days after receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that this Lease as amended to date is in full force and effect, that Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. Tenant's failure to execute or deliver an estoppel certificate in the required time period shall constitute an acknowledgment by Tenant that the statements included in the estoppel certificate are true and correct, without exception. Tenant's failure to execute or deliver an estoppel certificate or other document or instrument required under this Section 19 in a timely manner shall be a material breach of this Lease.

        20.    SECURITY DEPOSIT.

          A.    Within thirty (30) days following the Commencement Date, Tenant shall deposit with Landlord the cash sum set forth in the Schedule as the Security Deposit. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all its obligations under this Lease. Tenant agrees that, if Tenant fails to pay any Rent, or otherwise defaults with respect to any provision of this Lease, Landlord may (but shall not be obligated to), and without prejudice to any other remedy available to Landlord, use, apply or retain all or any portion of the Security Deposit for the payment of any Rent in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby, including, without limitation, prospective damages and damages recoverable pursuant to California Civil Code Section 1951.2. Tenant waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that restrict the use or application of the Security Deposit by Landlord, or that provide specific time periods for return of the Security Deposit. If Landlord uses or applies all or any portion of the Security Deposit as provided above, Tenant shall, within three (3) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount thereof, and Tenant's failure to do so shall, at Landlord's option, be a default under this Lease with no opportunity to cure. If Tenant performs all of Tenant's obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) within thirty (30) days following the expiration of the Term and after Tenant has vacated the Premises; provided, however, that if this Lease is terminated by Landlord pursuant to Section 13 above, or by Tenant in a bankruptcy proceeding pursuant to 11 U.S.C. §365, Landlord may retain the Security Deposit and apply the same against its damages recoverable pursuant to California Civil Code Section 1951.2. Landlord shall not be deemed to hold the Security Deposit in trust nor be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to any interest on the Security Deposit. The Security Deposit shall not be construed as an advance payment of Rent nor liquidated damages, and if Landlord's claims hereunder exceed the Security Deposit, Tenant shall remain liable for the balance of such claims.

          B.    If Landlord transfers its interest in the Project or this Lease, Landlord may transfer the Security Deposit to its transferee. If Landlord so transfers the Security Deposit, Landlord shall have no further obligation to return the Security Deposit to Tenant, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

        21.    TENANT'S PERSONAL PROPERTY AND FIXTURES.    Intentionally Deleted

        22.    NOTICES.    All notices, consents, approvals and similar communications to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:

          A.    Landlord. To Landlord as follows:

CarrAmerica Realty Operating Partnership, L.P. 1810 Gateway Drive, Suite 150 San Mateo, CA 94404 Attn: Market Officer
with a copy to:
CarrAmerica Realty Operating Partnership, L.P. 1850 K Street, N.W., Suite 500 Washington, D.C. 20006 Attn: Lease Administration

          or to such other person at such other address as Landlord may designate by notice to Tenant.

          B.    Tenant. To Tenant as follows:

Omneon Video Networks, Inc. 965 Stewart Drive Sunnyvale, CA 94085 Attn: Lease Administration

          or to such other person at such other address as Tenant may designate by notice to Landlord.

        Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on receipt or upon attempted delivery if delivery is refused. Tenant hereby appoints as its agent to receive the service of process in any action, or any notice required by law to be given prior to the commencement of any action, for recovery of possession of the Premises or any part thereof, and to receive service of all notices hereunder (including dispossessory or distraint proceedings and notices thereunder), the person in charge of or occupying the Premises at the time, and, if no person shall be in charge of or occupying the same, then such service may be made by attaching the same on the main entrance of the Premises.

        23.    QUIET POSSESSION.    So long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord, subject to all of the terms of this Lease.

        24.    REAL ESTATE BROKERS.    Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Tenant shall indemnify and defend Landlord against any Claims by any other broker or third party for any payment of any kind in connection with this Lease.

        25.    MISCELLANEOUS.

          A.    Successors and Assigns. Subject to the limits on Tenant's assignment contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

          B.    Date Payments Are Due. Except for payments to be made by Tenant under this Lease which are due upon demand or are due in advance (such as Base Rent), Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within ten (10) days after Tenant's receipt of Landlord's statement.

          C.    Meaning of "Landlord", "Re-Entry", "including" and "Affiliate". The term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

          D.    Time of the Essence. Time is of the essence of each provision of this Lease.

          E.    No Option. The submission of this Lease to Tenant for review or execution does not create an option or constitute an offer to Tenant to lease the Premises on the terms and conditions contained herein, and this Lease shall not become effective unless and until it has been executed and delivered by both Landlord and Tenant.

          F.     Severability. If any provision of this Lease is determined to be invalid, illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

          G.    Governing Law. This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

          H.    Lease Modification. Tenant agrees to modify this Lease in any way requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant's interests under this Lease.

          I.     No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

          J.     Landlord's Right to Cure. Landlord may cure any default by Tenant, any expenses incurred shall constitute Additional Rent due from Tenant on demand by Landlord.

          K.    Captions. The captions used in this Lease shall have no effect on the construction of this Lease.

          L.    Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

          M.   Landlord's Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

          N.    Entire Agreement. This Lease, together with all Exhibits, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

          O.    Landlord's Title. Landlord's title shall always be paramount to the interest of Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

          P.     Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with Project.

          Q.    Singular and Plural; Joint and Several Liability. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together. If more than one individual or entity comprises Tenant, the obligations imposed on each individual or entity that comprises Tenant under this Lease shall be joint and several.

          R.    No Recording by Tenant. Tenant shall not record in any public records any memorandum or any portion of this Lease.

          S.     Exclusivity. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

          T.     No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

          U.    Survival. The waivers of claims or rights, the releases and the obligations of Tenant under this Lease to indemnify, protect, defend and hold harmless Landlord and other Indemnitees shall survive the expiration or earlier termination of this Lease, and so shall all other obligations or agreements of Landlord or Tenant hereunder which by their terms survive the expiration or earlier termination of this Lease.

          V.     Rent Not Based on Income. No Rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

          W.    Building Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

          X.    Late Charge and Interest on Late Payments. Without limiting the provisions of Section 12.A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five (5) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of

  Rent from the date due until paid at the rate provided in Section 2.D(2). Such late charge and interest shall constitute Additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

          Y.    Tenant's Financial Statements. Within ten (10) days after Landlord's written request therefor, Tenant shall furnish Landlord with sufficient information, in Landlord's reasonable judgment, to perform an assessment of Tenant's then current financial condition. Landlord shall exercise best efforts to keep all such financial information confidential.

          Z.    Attorneys' Fees. In any arbitration, quasi-judicial or administrative proceedings or any action in any court of competent jurisdiction, brought by either party to enforce any covenant or any of such party's rights or remedies under this Lease, including any action for declaratory relief, or any action to collect any payments required under this Lease or to quiet title against the other party, the prevailing party shall be entitled to reasonable attorneys' fees and all costs, expenses and disbursements in connection with such action, including the costs of reasonable investigation, preparation and professional or expert consultation, which sums may be included in any judgment or decree entered in such action in favor of the prevailing party. In addition, Tenant shall pay the attorneys' fees and other costs Landlord incurs in enforcing this Lease where an action or proceeding is not brought.

          AA. Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the "Other Improvements") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any of the Other Improvements to provide (i) for reciprocal rights of access, use and/or enjoyment of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and all or any portion of the Other Improvements, (iii) for the allocation of a portion of Operating Costs and Taxes to the Other Improvements and the allocation of a portion of the operating expenses and taxes for the Other Improvements to the Project, (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project, and (v) for any other matter which Landlord deems appropriate or necessary. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to sell all or any portion of the Project or any other of Landlord's rights described in this Lease.

        26.    UNRELATED BUSINESS INCOME.    If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

        27.    BUILDING RENOVATIONS.    It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises or any part thereof and that no representations respecting the condition of the Premises have been made by Landlord to Tenant except as specifically set forth herein. However, Tenant hereby acknowledges that Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Project and/or the Building, including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions. Notwithstanding any provisions to the contrary contained herein, Landlord shall use commercially reasonable efforts in the performance of any Renovations to minimize interference with the conduct of Tenant's business in the Premises; and, with respect to any Renovations which require work to be performed in the Premises, Landlord shall provide Tenant with at least twenty-four (24) hours' prior written notice.

        28.    HAZARDOUS SUBSTANCES.

          A.    Prohibition Against Hazardous Substances. Except for de minimis quantities of general office supplies customarily used by office tenants in the ordinary course of their business, such as copier toner, liquid paper, glue, ink and cleaning solvents (which supplies Tenant agrees to use in compliance with all applicable Governmental Requirements), Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project without Landlord's prior written consent, which Landlord may give or withhold in its sole discretion. Any handling, transportation, storage, treatment, disposal or use of any Hazardous Substances in or about the Project by Tenant or any Tenant Party shall strictly comply with all applicable Governmental Requirements. Tenant shall be solely responsible for obtaining and complying with all permits necessary for the maintenance and operation of its business, including, without limitation, all permits governing the use, handling, storage, treatment, transport, discharge and disposal of Hazardous Substances. Tenant shall indemnify, defend and hold Landlord harmless from and against any Claims (including, without limitation, diminution in value of the Premises or the Project, damages for the loss or restriction on use of leasable space or of any amenity of the Premises or the Project, damages arising from any adverse impact on marketing of space in the Project, Remedial Work, and sums paid in settlement of claims) which result from or arise out of the use, storage, treatment, transportation, release, or disposal of any Hazardous Substances on or about the Project by Tenant or any Tenant Parties. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing. Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease until all Claims within the scope of this Section 28.A are fully, finally, and absolutely barred by the applicable statutes of limitations. For the avoidance of doubt, Tenant shall not be liable or responsible (legally, financially or otherwise) with respect to any violation of or non-compliance with any law, statute, ordinance or governmental rule or regulation relating to Hazardous Substances if such Hazardous Substances were on, in or under the Premises on the Commencement Date, unless and to the extent the pre-existing environmental condition is negligently or intentionally exacerbated by Tenant or any Tenant Party.

          B.    Landlord Notification. Tenant shall promptly provide Landlord with complete copies of all documents, correspondence and other written materials directed to or from, or relating to, Tenant concerning environmental issues at the Premises or the Project, including, without limitation, documents relating to the release, potential release, investigation, compliance, cleanup and abatement of Hazardous Substances, and any claims, causes of action or other legal documents related to same. Within twenty-four (24) hours of any unauthorized release, spill or discharge of Hazardous Substances, in, on, or about the Premises or Project, Tenant shall provide written notice to Landlord fully describing the event. Tenant shall also provide Landlord with a copy of any document or correspondence submitted by or on behalf of Tenant to any regulatory agency as a result of or in connection with the unauthorized release, spill or discharge. Within twenty-four (24) hours of receipt by Tenant of any warning, notice of violation, permit suspension or similar disciplinary measure relating to Tenant's actual or alleged failure to comply with any environmental law, rule, regulation, ordinance or permit, Tenant shall provide written notice to Landlord.

          C.    Landlord Representation. Landlord represents and warrants to Tenant that, to Landlord's actual knowledge as of the date of this Lease, without any duty of investigation or inquiry, there are no Hazardous Substances on, in or under the Project in material violation of Governmental Requirements.

          D.    Remedial Work. If any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or remediation of Hazardous Substances (collectively, "Remedial Work") is required under any Governmental Requirements as a result of any handling, transportation, storage, treatment, disposal or use of any Hazardous Substances in or about the Project by Tenant, its agents, employees, contractors or invitees, then Tenant shall perform or cause to be performed the Remedial Work in compliance with Governmental Requirements or, at Landlord's option, Landlord may cause such Remedial Work to be performed and Tenant shall reimburse Landlord for the reasonable costs thereof within thirty (30) days after demand therefor. All Remedial Work performed by Tenant shall be performed by one or more contractors, selected by Tenant and approved in advance in writing by Landlord, and under the supervision of a consulting engineer selected by Tenant and approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineer and Landlord's reasonable attorneys' and experts' fees and costs incurred in connection with monitoring or review of such Remedial Work.

          E.    Environmental Questionnaire. Prior to execution of this Lease, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement. The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. Tenant shall immediately update and resubmit to Landlord the Environmental Questionnaire if changes occur in the nature, content, handling, storage, use, treatment, transport, discharge, or disposal of the Hazardous Substances described therein. Attached hereto as Exhibit E is a form of Environmental Questionnaire to be executed in accordance with the foregoing provision.

          F.     Environmental Interruption. If (i) Tenant is prevented from using all or part of the Premises as a result of any Hazardous Substances in, on or about the Premises or the Project (an "Environmental Interruption"), (ii) such Environmental Interruption continues for five (5) consecutive business days after Landlord's receipt of notice thereof from Tenant, and (iii) such Environmental Interruption was not caused by the use, storage, treatment, transportation, release or disposal of any Hazardous Substances on or about the Project by Tenant or any Tenant Party, the Rent payable under this Lease shall be equitably abated or reduced for such time that Tenant continues to be prevented from using the entirety of the Premises in the proportion that the rentable square feet affected by the Hazardous Substances condition bears to the total rentable square feet of the Premises.

          G.    Definition of "Hazardous Substances". "Hazardous Substances" means any hazardous or toxic substances, materials or waste which are or become regulated by any local government authority, the state in which the Project is located or the United States government, including those substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and. Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws.

        29.    EXCULPATION.    Landlord shall have no personal liability under this Lease; its liability shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Project. In no event shall Landlord's liability extend to any other property or assets of Landlord, nor shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder. Further, in no event shall Landlord be liable under any circumstances for any consequential damages or for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill, or loss of use, however occurring.

        30.    COMMUNICATIONS AND COMPUTER LINES.    Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the "Lines") at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord's reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all Governmental Requirements, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection with the foregoing. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Governmental Requirements or represent a dangerous or potentially dangerous condition.

        31.    SECURITY.    Tenant acknowledges and agrees that, while Landlord may, in its sole and absolute discretion, engage security personnel to patrol the Building or the Project, Landlord is not providing any security services with respect to the Building or the Project and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Building or the Project. Tenant hereby agrees to the exercise by Landlord and Landlord's agents, within their sole discretion, of such security measures as, but not limited to, the evacuation of the Building or the Project for cause, suspected cause or for drill purposes, the denial of any access to the Building or the Project and other similarly related actions that Landlord deems necessary to prevent any threat of property damage or bodily injury. The exercise of such security measures by Landlord and Landlord's agents, and the resulting interruption of service and cessation of Tenant's business, if any, shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, or render Landlord or Landlord's agents liable to Tenant for any resulting damages or relieve Tenant from Tenant's obligations under this Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Lease.

LANDLORD:

SQUARE 24 ASSOCIATES,
a District of Columbia limited partnership
dba Square 24 Associates L.P.

By:
Carr Real Estate Services, L.L.C.,
a Delaware limited liability company
Its: General Partner

By:
Carr Real Estate Services Partnership,
a Delaware partnership
Its: Sole Member

By:
Carr Realty Holdings, L.P.,
a Delaware limited partnership
Its: Managing Partner

By:
CarrAmerica Realty Operating Partnership, L.P.,
a Delaware limited partnership
Its: General Partner

By:
CarrAmerica Realty Corporation,
Maryland corporation
Its: General Partner

By:
/s/ Christopher Peatross
Christopher Peatross
Managing Director

Date of Execution: 12/8/04

[Signatures continue on next page]

TENANT:

OMNEON VIDEO NETWORKS, INC.,
a Delaware corporation

By:

Name:

Title:
[chairman, president or vice-president]
By:	/s/ Laura Perrone

	Name:	Laura Perrone

	Title:	VP & CFO
[secretary, assistant secretary, chief financial officer or assistant treasurer]
Date of Execution:

EXHIBIT A

DESCRIPTION OF PREMISES

[See Attached]

EXHIBIT B

RULES AND REGULATIONS

        1.     Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's judgment, appear unsightly from outside of the Project.

        2.     The sidewalks, exits and entrances located in the common areas of the Project shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom.

        3.     Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed hazardous to persons or property.

        4.     Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without Landlord's prior written consent. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to Landlord's prior approval.

        5.     No additional locks shall be placed upon any doors, windows or transoms in or to the Premises. Tenant shall not change existing locks or the mechanism thereof. Upon termination of the Lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant. If the keys so furnished are lost, Tenant shall pay Landlord therefor. Tenant shall not make, or cause to be made, any such keys and shall order all such keys solely from Landlord and shall pay Landlord for any keys in addition to the two sets of keys originally furnished by Landlord for each lock.

        6.     Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

        7.     No furniture, packages, supplies, equipment or merchandise will be received in the Project, except between such hours as shall be designated by Landlord.

        8.     Without Landlord's prior written consent, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

        9.     Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured, similar device in the Building, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance Landlord's prior written approval. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.

        19.   Tenant shall promptly remove all rubbish and waste from the Premises.

        20.   Tenant shall not exhibit, sell or offer for sale, rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in Section 6 of this Lease, without Landlord's prior written consent.

        21.   Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building.

        22.   Tenant shall not do any painting in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises, outside or inside, without Landlord's prior written consent.

        23.   Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord's sole discretion, and Landlord's satisfaction shall be determined in its sole judgment.

        24.   Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building.

EXHIBIT C

INTENTIONALLY OMITTED

EXHIBIT D

COMMENCEMENT DATE CONFIRMATION

        THIS CONFIRMATION AGREEMENT is entered into as of                        , 20    by and between SQUARE 24 ASSOCIATES, a District of Columbia limited partnership, dba Square 24 Associates L.P. ("Landlord"), and OMNEON VIDEO NETWORKS, INC., a Delaware corporation ("Tenant"), with respect to that certain Lease dated as of December 2, 2004 (the "Lease") respecting certain premises (the "Premises") located at 965 Stewart Drive, Sunnyvale, California.

        Pursuant to Section 1.A of the Lease, Landlord and Tenant hereby confirm and agree that the Commencement Date (as defined in the Lease) is                        , 20    and that the Termination Date (as defined in the Lease) is                        , 20    .

        This Confirmation Agreement supplements, and shall be a part of, the Lease.

        [Signatures follow on next page.]

        IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Confirmation Agreement as of the day and year first above written.

LANDLORD:

SQUARE 24 ASSOCIATES,
a District of Columbia limited partnership
dba Square 24 Associates L.P.

By:
Carr Real Estate Services, L.L.C.,
a Delaware limited liability company
Its: General Partner

By:
Carr Real Estate Services Partnership,
a Delaware partnership
Its: Sole Member

By:
Carr Realty Holdings, L.P.,
a Delaware limited partnership
Its: Managing Partner

By:
CarrAmerica Realty Operating Partnership, L.P.,
a Delaware limited partnership
Its: General Partner

By:
CarrAmerica Realty Corporation,
Maryland corporation
Its: General Partner

By:

Christopher Peatross
Managing Director

Date of Execution:

TENANT:
OMNEON VIDEO NETWORKS, INC.,
a Delaware corporation

By:

Name:

Title:

Date of Execution:

EXHIBIT E

ENVIRONMENTAL QUESTIONNAIRE

        Answer based upon: (1) any existing or previous operations of the same kind which Tenant has conducted in the Premises or elsewhere, and (2) Tenant's plans for the Premises. For each answer, specify which operation(s) you are describing.

1.
Solid Waste.

        a.     Does the facility have an EPA Hazardous Waste generator number?

        b.     Does the facility produce Hazardous Waste? Other chemical waste?

        c.     Describe each type of waste generated (whether or not hazardous).

        d.     If the facility produces hazardous waste, is it classified as a large quantity generator, small quantity generator or conditionally exempt small quantity generator?

        e.     Are hazardous waste manifests maintained for three years on site?

        f.      Please identify the waste disposal contractor.

2.
Wastewater.

        a.     Does the facility produce any "process wastewater," meaning any wastewater that has come in contact with chemicals or other materials in process (essentially, any discharge of water other than from sinks and toilets)?

        b.     If so, please describe each type of process wastewater produced.

        c.     Is any water discharged down the floor drains?

        d.     Does the facility have a permit for its wastewater discharges?

3.
Air Emissions.

        a.     Does the facility emit any chemicals or wastes into the air?

        b.     Does the facility have an air permit?

        c.     Does the facility treat any of its air emissions to remove air pollutants?

        d.     Describe the ventilation system for the facility.

4.
General.

        a.     Has the facility ever been charged with any violation of, or found in violation of any environmental requirements? If yes, please describe.

        b.     Are you aware of any testing of soil or groundwater to determine whether any contamination exists in or around the facility? If so, please provide results.

        c.     Please describe any hazardous materials present on site, their respective quantities and the containment measures for those materials.

QuickLinks

  Exhibit 10.15
LEASE
SCHEDULE
EXHIBIT A DESCRIPTION OF PREMISES
EXHIBIT B RULES AND REGULATIONS
EXHIBIT C INTENTIONALLY OMITTED
EXHIBIT D COMMENCEMENT DATE CONFIRMATION
EXHIBIT E ENVIRONMENTAL QUESTIONNAIRE